UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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iPCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iPCS, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2006
AT 10:00 A.M. LOCAL TIME

To Our Stockholders:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of iPCS, Inc., a Delaware corporation (“iPCS”), will be held at The Chatham Conference Center, located on the lower level at 1901 N. Roselle Road, Schaumburg, Illinois, on September 28, 2006, at 10:00 a.m., local time, for the following purposes:

1.     To elect the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2.     To approve the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 500,000 shares of common stock that may be issued as awards under the Plan;

3.     To approve the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan;

4.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

5.     To transact such other business as may properly be brought before the meeting.

Only stockholders of record at the close of business on August 23, 2006, the record date, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of iPCS, for any purpose germane to the annual meeting, during ordinary business hours beginning 10 days prior to the date of the meeting, at iPCS’s principal executive offices at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois.

The enclosed proxy is solicited on behalf of the Board of Directors of iPCS. Reference is made to the accompanying proxy statement for further information, with respect to the items of business to be transacted at the annual meeting.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no additional postage if mailed in the United States. If you are a stockholder of record, you may also call a specially designated toll-free telephone number to authorize the individuals named on the enclosed proxy to vote your shares. Specific instructions for telephone voting are set forth on the enclosed proxy. These telephone voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. If you are a holder of record, you may also cast your vote in person at the annual meeting.

By Order of the Board of Directors,

Edmund L. Quatmann, Jr.
Vice President, General Counsel and Secretary
September 6, 2006
Schaumburg, Illinois

i

INFORMATION CONCERNING SOLICITATION AND VOTING

Why did you send me this proxy statement?

The Board of Directors of iPCS, Inc., a Delaware corporation (“iPCS”), seeks your proxy for use in voting at our 2006 Annual Meeting of Stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at The Chatham Conference Center, located on the lower level at 1901 N. Roselle Road, Schaumburg, Illinois on Thursday, September 28, 2006, at 10:00 a.m., local time. We will begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy on or about September 7, 2006 to all holders of our common stock, par value $0.01 per share, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF iPCS.

What am I voting on?

At the annual meeting, stockholders will act upon:

(1)   The election of the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)   Approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 500,000 shares of common stock that may be issued as awards under the Plan;

(3)   Approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan; and

(4)   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Subject to stockholder approval of Proposal No. 2, the shares of our common stock reserved for grants under the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan will be reduced from 762,227 shares to 551,000 shares, which is the number of shares underlying grants previously made under the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan at August 23, 2006. Accordingly, giving effect to stockholder approval of Proposal No. 2, the net increase in the number of shares reserved under both the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan and the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan is approximately 289,000 shares.

Who can vote at the annual meeting?

Only holders of record of our common stock at the close of business on August 23, 2006, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on the record date, 16,704,614 shares of our common stock were outstanding and entitled to vote. The common stock constitutes all of the securities of iPCS entitled to vote at the annual meeting.

What constitutes a quorum?

If holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present at the meeting, either in person or by proxy, we will have a quorum to transact business. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

What are the voting rights of the holders of iPCS’s common stock?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name on each matter to be voted upon at the annual meeting.

What vote is required to approve each proposal?

Election of Directors:   Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock voted at our annual meeting. Votes may be cast in favor of, or withheld with respect to, all of the director nominees, or any of them. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan:   Approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

Approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan:   Approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan, as specified in Proposal No. 3, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

Ratification of Independent Registered Public Accounting Firm:   Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006, as specified in Proposal No. 4, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, our Audit Committee may reconsider its selection.

Who conducts the proxy solicitation?

The Board of Directors of iPCS is soliciting the proxies, and iPCS will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees. We have made arrangements with D.F. King & Co., Inc. to assist us in soliciting proxies for the annual meeting and in communicating with stockholders. We have agreed to pay D.F. King & Co., Inc. approximately $5,000 in the aggregate, plus expenses for its services.

How do I vote?

Stockholders of record can choose one of the following ways to vote:

(1)         By mail: Please complete, sign, date and return the proxy card in the enclosed, prepaid envelope.

(2)         By telephone: Call the phone number on the enclosed proxy card and follow the instructions.

(3)         In person at the annual meeting.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If you hold our voting securities in “street name,” only your broker or bank can vote your shares. If you want to vote in person at our annual meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our annual meeting.

How do I vote using the proxy card?

If the enclosed proxy is properly signed and returned, the shares represented by the proxy will be voted at the annual meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

(1)   FOR the election of the nominees proposed by the Board of Directors of iPCS;

(2)   FOR the approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 500,000 shares of common stock that may be issued as awards under the Plan;

(3)   FOR the approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan; and

(4)   FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Can I change my vote?

You may revoke your proxy by doing any of the following:

(1)   sending a written notice of revocation to our Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting;

(2)   properly executing a later dated proxy (including a proxy by telephone) before the vote is taken at the annual meeting; or

(3)   voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

Any written notice of revocation, or later dated proxy, should be delivered to: iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195, Attention: Edmund L. Quatmann, Jr., Vice President, General Counsel and Secretary.

ELECTION OF DIRECTORS OF iPCS

At the annual meeting, stockholders will vote on the election of Messrs. Yager, Biltz, Jones, Katz, Langdon, Parisi and Roe to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Mr. Timothy C. Babich, a current director, is not standing for re-election. Each of these individuals other than Mr. Parisi is currently serving as an iPCS director. iPCS does not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the iPCS board may nominate.

The following table sets forth information concerning our director nominees as of the date of this proxy statement.

Name	Age
Timothy M. Yager	36
Timothy G. Biltz	47
Jeffrey W. Jones	44
Robert A. Katz	39
Ryan L. Langdon	34
Richard S. Parisi	31
Kevin M. Roe	38

Nominees.

Timothy M. Yager has been a Director and our President and Chief Executive Officer since the effective date of our plan of reorganization and was our Chief Restructuring Officer since January 2003. Mr. Yager was previously President, Chief Executive Officer and Manager of Illinois PCS, LLC (the predecessor of iPCS Wireless, Inc.) from January 1999 until July 2000 and had been President, Chief Executive Officer and Director of iPCS, Inc. since its formation in March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. iPCS filed a voluntary petition in bankruptcy court pursuant to Chapter 11 of the Bankruptcy Code on February 23, 2003. From December 2001 until December 2002, he was a director of AirGate PCS, Inc. From January 1995 to January 1999, he was the Senior Vice President of Geneseo Communications, Inc., an independent telephone company in Illinois. During this time, he was also the Chief Operating Officer, General Manager and later the President of GenSoft Systems, Inc., a subsidiary of Geneseo Communications, Inc. that designs software to provide information and billing services to the telecommunications industry. Mr. Yager was a member of the Board of Directors of Cambridge Telcom from April 1997 to November 2001.

Timothy G. Biltz has been a Director since the consummation of our merger with Horizon PCS on July 1, 2005. He served as a director of Horizon PCS from the consummation of its reorganization in October 2004 until the merger. Mr. Biltz was the Chief Operating Officer of SpectraSite Holdings, Inc. (predecessor to SpectraSite, Inc.) from August 1999 to August 2005, and also served as a director of SpectraSite from June 2004 to August 2005, when SpectraSite closed its merger with American Tower Corporation. Prior to joining SpectraSite, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998, when he became Chief Operating Officer. SpectraSite Holdings, Inc. filed for Chapter 11 protection under the United States bankruptcy laws on November 15, 2002.

Jeffrey W. Jones has been a Director since the consummation of our merger with Horizon PCS on July 1, 2005. He served as a director of Horizon PCS from the consummation of its reorganization in October 2004 until the merger. Mr. Jones currently serves as Senior Executive Vice President and Chief Financial Officer of Vail Resorts, Inc. He joined Vail Resorts, Inc. in September 2003, as Senior Vice President and Chief Financial Officer of Vail Resorts Development Company and served in that capacity until November 18, 2003. From June 1999 to September 2003, Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois, a privately held multi-unit convenience, food and gasoline retailer. From June 1998 to June 1999, Mr. Jones was Chief Financial Officer and Treasurer of Lids Corporation in Boston, Massachusetts, a specialty retailer. From 1994 to 1998, Mr. Jones held the positions of Vice President and Controller and then Vice President of Finance, Real Estate and Administration for Clark Refining and Marketing, Inc. (now known as

Premcor, Inc.) in St. Louis, Missouri. Prior to 1994, Mr. Jones worked in several corporate positions, including Controller, Treasurer and Vice President-Controller, at Dairy Mart Convenience Stores, Inc., a publicly traded company. Clark Retail Group and Clark Retail Enterprises, Inc. filed for Chapter 11 protection under the United States bankruptcy laws on October 14, 2002. Mr. Jones is a member of the American Institute of Certified Public Accountants.

Robert A. Katz has been the Chairman of the Board since the consummation of our merger with Horizon PCS on July 1, 2005. He served as a director of Horizon PCS from September 2004 until the merger. Mr. Katz is the Chief Executive Officer and a director of Vail Resorts, Inc. From August 1990 through February 2006, Mr. Katz was associated with Apollo Management, L.P., an affiliate of Apollo Investment Fund IV, L.P., in various capacities. Mr. Katz previously served on the Board of Directors of Horizon PCS from September 2000 until August 15, 2003, the date on which Horizon PCS filed for Chapter 11 protection under the United States bankruptcy laws.

Ryan L. Langdon has been a Director since June 30, 2005. Mr. Langdon is a Senior Managing Director of Newport Global Advisors. Prior to September 2005, Mr. Langdon was a Managing Director and Portfolio Manager of Distressed Debt for the High Yield Group of AIG Global Investment Corp. (a Subsidiary of American International Group) (“AIGGIC”), where he had been employed since February 2002, initially as an analyst in the telecommunications sector. Prior to joining AIGGIC, Mr. Langdon was a high yield telecommunications and cable analyst with ABN AMRO from June 1999 to February 2002, and prior to that was an analyst with Pacholder Associates from October 1995 to June 1999. Mr. Langdon was a director of IWO Holdings Inc. from February 2005 until its acquisition by Sprint in October 2005.

Richard S. Parisi is a nominee to the Board. Mr. Parisi joined Silver Point Capital L.P. in June 2005 in the firm’s Chicago office. Prior to joining Silver Point, Mr. Parisi was a Vice President of Madison Dearborn Partners in Chicago from June 1998 to June 2005, most recently focusing on investments in the communications industry. Prior to joining Madison Dearborn, Mr. Parisi worked in the leveraged finance group of Merrill Lynch & Co. from June 1996 to June 1998.

Kevin M. Roe has been a Director since the effective date of our plan of reorganization. In January 2003, Mr. Roe founded Roe Equity Research, LLC, an independent sell-side equity research firm focusing on the U.S. wireless and wireline telecommunications services sector. Mr. Roe has also served as the President of Roe Equity Research, LLC since its inception. From May 1995 to March 2002, Mr. Roe served as Senior Equity Research Analyst and Head of U.S. Telecommunication Services equity research team of ABN AMRO Inc., most recently serving as a Managing Director. From July 1993 until May 1995, Mr. Roe served in the Telecommunications Services equity research team of PaineWebber, Inc.

Compensation of Directors.

For the annual term beginning on July 1, 2005, all of our directors, other than Mr. Yager, received compensation for serving on our Board of Directors and committees of the Board as follows:

•       An annual retainer of $35,000;

•       A stock option to purchase 7,500 shares of our common stock at the per-share exercise price equal to the fair market value of the stock on the date of grant, which was $35.00, and vesting quarterly over one year;

•       For the chairman of the Board, an additional annual retainer of $10,000;

•       For the chairman of the Audit Committee of the Board, an additional annual retainer of $10,000;

•       For the chairman of other committees of the Board, an additional annual retainer of $5,000;

•       A per-meeting fee of $1,500 for each in person Board meeting attended and $750 for each telephonic Board meeting participated in;

•       For members of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board, a per-meeting fee of $1,000 for each in person committee meeting attended and $500 for each telephonic committee meeting participated in;

•       For members of the Audit Committee of the Board, a per-meeting fee of $1,000 for each Audit Committee meeting attended (in person or telephonic); and

•       Reimbursement for out-of-pocket expenses incurred in attending Board and committee meetings.

Director Independence.

The Board of Directors affirmatively determined on September 6, 2006 that, based on the information available to it at that time and the recommendation of the Nominating and Corporate Governance Committee, Messrs. Babich, Biltz, Jones, Katz, Langdon and Roe are “independent directors” pursuant to the rules of The Nasdaq Stock Market (“Nasdaq”) and that director nominee Mr. Parisi, if elected, would qualify as an independent director. In making this determination for each director, the Nominating and Corporate Governance Committee, on behalf of the Board of Directors, reviewed all business transactions or relationships or other personal relationships between the director and iPCS and its subsidiaries. The review was to determine whether: (1) any transactions or relationships failed to meet any of the objective tests for determining director independence that are set forth in Nasdaq’s rules or were otherwise sufficiently material as to be inconsistent with a determination that such director is independent; and (2) any other transactions or relationships existed that would impair a director’s independence.

Meetings of our Board of Directors.

During the fiscal year ended September 30, 2005, our board of directors held 17 meetings and acted by written consent on two occasions. Each of the directors attended at least 75% of (a) the total number of meetings of our board of directors and (b) the total number of meetings held by any committee of the board upon which such director served.

Committees of our Board of Directors.

Our Board of Directors has established three standing committees:

•       an Audit Committee;

•       a Compensation Committee; and

•       a Nominating and Corporate Governance Committee.

Each committee operates pursuant to a written charter, copies of which are available in the “About” section of our Internet website at www.ipcswirelessinc.com.

Audit Committee.   Our Audit Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Audit Committee oversees our accounting and financial reporting processes, as well as the audits of our financial statements, including retaining and discharging our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Jones (Chairman), Biltz and Roe.

Our Board of Directors has determined that Mr. Jones, the chairman of our Audit Committee, is an “Audit Committee financial expert,” as defined by the SEC’s rules, and that each member of the Audit Committee is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 (the “Exchange Act”).

During the fiscal year ended September 30, 2005, the Audit Committee held 11 meetings and acted by written consent on two occasions.

Compensation Committee.   Our Compensation Committee is required to be comprised of not fewer than three directors elected by a majority of our board. Our Compensation Committee oversees the administration of our benefit plans, including the iPCS incentive plan and the Horizon PCS incentive plan, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. Our Compensation Committee is comprised of Messrs. Langdon (Chairman), Timothy C. Babich and Katz. Our Board of Directors has determined that each member of the Compensation Committee is independent.

During the fiscal year ended September 30, 2005, the Compensation Committee held six meetings and acted by written consent on two occasions.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is required to be comprised of not fewer than three directors elected by a majority of our board. Our Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. Our Nominating and Corporate Governance Committee is comprised of Messrs. Roe (Chairman), Jones and Langdon. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent.

During the fiscal year ended September 30, 2005, the Nominating and Corporate Governance Committee did not meet.

Director Nominee Criteria and Recommendations.

The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate’s knowledge, experience, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities.

The Nominating and Corporate Governance Committee identifies potential nominees as necessary by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board of directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, comparing them to any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The Nominating and Corporate Governance Committee may also engage the services of an independent third party to conduct a background check of any candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under “Submission of Stockholder Proposals for 2007 Annual Meeting,” the Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. Director recommendations submitted by stockholders should include the following:

•       all information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•       the name(s) and address(es) of the stockholder(s) making the nomination;

•       the number of shares of iPCS owned beneficially and of record by such stockholder(s); and

•       appropriate biographical information and a statement as to the qualification of the nominee.

The stockholder recommendation and information described above must be delivered to the Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within 25 days of the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made.

The Nominating and Corporate Governance Committee uses a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee. Mr. Richard S. Parisi was nominated by the Nominating and Corporate Governance Committee at the recommendation of Silver Point Capital, L.P., the beneficial owner of approximately 17.3% of our common stock as of August 23, 2006.

Executive Sessions.

Our independent directors met in executive sessions on a regular basis without any members of management or non-independent directors present. The chairman of our board, Mr. Katz, presided at these sessions.

Communications with Directors.

The board of directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board of directors by mail. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary, iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. All communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee(s).

We do not have a policy on director attendance at annual meetings. We invite our directors to attend the annual meeting of stockholders. Two of our continuing directors were in attendance at last year’s annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of a registered class of equity securities to file with the SEC, and also with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of common stock. Directors, officers and greater than 10% beneficial owners are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Because we did not have a registered class of equity securities until March 2006, our directors, officers and persons who own more than 10% of our common stock were not subject to the obligations to file reports during the fiscal year ended September 30, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of August 23, 2006 with respect to: (i) each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock; (ii) each of our directors; (iii) our President and Chief Executive Officer; (iv) each of the other Named Executive Officers; and (v) all executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(2)
Name and Address(1)	Number of Shares	Percentage of Class
Silver Point Capital, L.P.(3)	2,884,568	17.3%
AIG Global Investment Corp.(4)	2,680,470	16.1%
Apollo Management IV, L.P.(5)	2,656,351	15.9%
Timothy M. Yager(6)	224,170	1.3%
Timothy C. Babich	0	—
Timothy G. Biltz(7)	14,024	*
Jeffrey W. Jones(8)	14,024	*
Robert A. Katz(9)	14,024	*
Ryan L. Langdon(10)	7,500	*
Richard S. Parisi	0	—
Kevin M. Roe(11)	9,375	*
Stebbins B. Chandor, Jr.(12)	57,346	*
John J. Peterman(13)	25,125	*
Craig A. Kinley(14)	22,500	*
Edmund L. Quatmann, Jr.(15)	14,100	*
All executive officers and directors as a group (13 persons)(16)	460,423	2.8%

                 * Less than 1%.

       (1) Except as otherwise indicated below, the address for each director and executive officer is 1901 North Roselle Road, Suite 500, Schaumburg, Illinois 60195.

       (2) Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

       (3) Includes 15,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days and issued to SPCP Group, L.L.C. Silver Point Capital, L.P. investment manages the funds held by Silver Point Capital Offshore Fund, Ltd., Silver Point Capital Fund, L.P. and SPCP Group, L.L.C. (collectively, the “Silver Point Funds”). By virtue of its status as investment manager, Silver Point Capital, L.P. may be deemed to be the beneficial owner of the shares of common stock held by the Silver Point Funds. Mr. Edward Mule and Mr. Robert O’Shea are Partners of Silver Point Capital, L.P. and have voting and investment power with respect to the shares of common stock held by the Silver Point Funds. They may be deemed to be the beneficial owners of the shares of the common stock held by the Silver Point Funds. Each of Messrs. Mule and O’Shea disclaims beneficial ownership of the shares of common stock held by the Silver Point Funds, except to the extent of any pecuniary interest. The address for Silver Point Capital, L.P. is 2 Greenwich Plaza, Greenwich, Connecticut 06830.

       (4) As reflected in a Schedule 13G filed on March 23, 2006 with respect to its holdings on March 16, 2006. AIG Global Investment Corp. (a subsidiary of American International Group, Inc.) is the investment adviser of AIG Annuity Insurance Company, AIG Life Insurance Company, AIG Retirement Services, Inc., SunAmerica Life Insurance Company and The Variable Annuity Life Insurance Company, and is the investment sub-adviser of VALIC Company II Strategic Bond Fund, SunAmerica Income Funds—SunAmerica High Yield Bond Fund, SunAmerica Income Funds—SunAmerica Strategic Bond Fund, and VALIC Company II High Yield Bond Fund. AIG SunAmerica Asset Management Corp. is the investment adviser of SunAmerica Series Trust—High Yield Bond Portfolio. As the investment adviser and investment sub-adviser of the aforementioned entities, AIG Global Investment Corp. and AIG SunAmerica Asset Management Corp. have investment discretion over securities held by these entities. The Global Investment Committee of AIG Global Investment Corp., each member of which is described in Part II of the AIG Global Investment Corp.’s Form ADV last filed with the SEC as of July 18, 2005, has the power to vote and dispose of the securities owned by the aforementioned entities. The address for AIG Global Investment Corp. is 70 Pine Street, New York, New York, 10270. AIG Global Investment Corp., the members of its Global Investment Committee, AIG SunAmerica Asset Management Corp., and American International Group, Inc. disclaim beneficial ownership of these securities.

       (5) As reflected in a Schedule 13D filed on March 24, 2006 with respect to its holdings on March 16, 2006. Apollo Management IV, L.P. manages the funds held by Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the “Apollo Funds”). The managing general partner of the Apollo Funds is Apollo Advisors IV, L.P., a Delaware limited partnership, the general partner of which is Apollo Capital Management IV, Inc., a Delaware corporation. The directors and principal executive officers of Apollo Capital Management IV, Inc. are Messrs. Leon D. Black and John J. Hannan. Each of Messrs. Black and Hannan disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds. The address for the Apollo Funds is 9 West 57th Street, 43rd Floor New York, NY 10019.

       (6) Includes 140,625 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

       (7) Consists of 14,024 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

       (8) Consists of 14,024 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

       (9) Consists of 14,024 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(10) Consists of 7,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(11) Consists of 9,375 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(12) Consists of 57,346 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(13) Consists of 25,125 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(14) Consists of 22,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(15) Consists of 14,100 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(16) Consists of 376,878 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers.

The following table sets forth information concerning our executive officers as of the date of this proxy statement. Our executive officers are elected annually by our Board of Directors and serve until their successors are duly elected and qualified.

Name	Age	Position
Timothy M. Yager	36	Director, President and Chief Executive Officer
Stebbins B. Chandor, Jr.	46	Executive Vice President and Chief Financial Officer
Alan G. Morse	47	Chief Operating Officer
John J. Peterman	45	Senior Vice President of Sales
Patricia M. Greteman	44	Vice President and Controller
Craig A. Kinley	37	Vice President of Engineering and Network Operations
Edmund L. Quatmann, Jr.	36	Vice President, General Counsel and Secretary

Set forth below is a brief description of the present and past business experience of each person who serves as an executive officer of the Company and who is not also serving as a director.

Stebbins B. Chandor, Jr. has been our Executive Vice President and Chief Financial Officer since March 2004. Prior to hiring our Chief Operating Officer, Mr. Chandor was also responsible for the Company’s operations. Previously, he was Senior Vice President, Chief Financial Officer of iPCS, Inc. (and its predecessor) from March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. iPCS filed a voluntary petition in bankruptcy court pursuant to Chapter 11 of the Bankruptcy Code on February 23, 2003. From August 1995 to March 2000, he was Senior Vice President and Chief Financial Officer for Metro One Telecommunications, Inc., a publicly traded provider of enhanced directory assistance and information services to the wireless telecommunications industry. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA

Securities, Inc., a wholly owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms including Bank of America and Continental Bank N.A.

Alan G. Morse has been our Chief Operating Officer since the consummation of our merger with Horizon PCS on July 1, 2005. He served as Chief Operating Officer of Horizon PCS from March 1, 2002 until the consummation of the merger. Previously, Mr. Morse was chief operating officer of TelePacific Communications, Inc., an integrated telecommunications provider operating in California and Nevada from 2000 to 2001. From 1996 to 2000, he was area vice president for Sprint PCS where he managed the build-out, launch and operation of Sprint PCS businesses in Cleveland, Cincinnati, Columbus, Indianapolis and Pittsburgh. He has held management positions with Nextel Communications Inc. and Cellular One of Ohio and Michigan. Mr. Morse was chief operating officer of Horizon PCS at the date Horizon PCS filed for Chapter 11 protection under the United States bankruptcy laws.

John J. Peterman has been our Senior Vice President of Sales since August 2004. From June 2004 until August 2004, Mr. Peterman was the Vice President for Business Development for ClearLinx Network Corporation, a wireless networking company. From November 1998 until June 2004, he was Vice President of the Midwest Region of American Tower Corporation, a publicly held owner and operator of broadcast and wireless communications sites. Prior to November 1998, Mr. Peterman was Vice President of Sales and Distribution with 360 Communications (formerly Sprint Cellular), and from 1989 to 1996, he managed most of Sprint Cellular’s wireless operations in Ohio.

Patricia M. Greteman has been our Vice President and Controller since June 2003, and previously was Controller of Illinois PCS, LLC (the predecessor of iPCS Wireless, Inc.) from May 1999 until July 2000, where she held the same position with iPCS, Inc. from its formation in March 2000 until November 30, 2001, the closing date of our acquisition by AirGate, at which time her title changed to Director of Accounting for iPCS, Inc. From May 1993 to April 1999, she served as the Controller of ACC of Kentucky, LLC, a cellular carrier covering a territory with over one million total residents. From November 1991 to April 1992, Ms. Greteman served as the Controller of Arch Mineral Corporation’s Catenary Coal Company. From August 1989 to October 1991, she served as the Assistant Controller of Arch of Kentucky.

Craig A. Kinley has been our Vice President of Engineering and Network Operations since June 2003, and previously was Senior Director of Engineering and Network Operations with AirGate PCS, Inc. from September 1999 until June 2003, with responsibility during the latter portion of his service for iPCS’s territory. From April 1998 to June 1999, Mr. Kinley was a Project Manager with Compass Telecom Services LLC and served as a consultant to AirGate PCS, Inc. From April 1997 to February 1998, he was a Regional Coordinator with Sprint Spectrum L.P.

Edmund L. Quatmann, Jr. has been our General Counsel since November, 2004 and our Secretary since December, 2004. In December, 2005, Mr. Quatmann was also named Vice President. Prior to joining us, Mr. Quatmann was in the Corporate and Securities Group of the law firm of Mayer, Brown, Rowe & Maw LLP in Chicago, Illinois, from October 1998 until November 2004. From September 1996 until October 1998, Mr. Quatmann was in the Business/Transactional Group of the law firm of Bryan Cave LLP in St. Louis, Missouri.

Executive Compensation.

The following table sets forth a summary of the annual, long-term and all other compensation for our President and Chief Executive Officer and our other four most highly compensated executive officers during the fiscal years ended September 30, 2005, 2004 and 2003. These five persons are referred to collectively as the “Named Executive Officers.” For purposes of this table, the compensation for the periods ended September 30, 2004 and July 1, 2004 are reflected as for the fiscal year ended September 30, 2004.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation	All Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(6)	Other Annual Compensation		Securities Underlying Options (#)	(10)
Timothy M. Yager(1)	2005	$350,000	$260,400	—		—	$12,702
Director and Chief Executive	2004	59,231	210,000	—		250,000	1,088,315	(11)
Officer	2003	—	—	—		—	723,333	(12)
Stebbins B. Chandor, Jr.(2)	2005	250,000	205,000	—		—	7,242
Executive Vice President and	2004	201,942	125,000	—		137,500	3,963
Chief Financial Officer	2003	—	—	—		—	—
John J. Peterman(3)	2005	195,000	96,720	$9,000	(7)	—	211
Senior Vice President of	2004	14,250	—	750	(7)	50,000	18
Sales	2003	—	—	—		—	—
Craig A. Kinley(4)	2005	159,675	140,912	7,574	(8)	—	8,239
Vice President of Engineering	2004	128,220	102,800	19,584	(9)	40,000	4,763
and Network Operations	2003	—	32,000	—		—	—
Edmund L. Quatmann, Jr.(5)	2005	152,733	128,533	—		45,000	171
Vice President, General	2004	—	—	—		—	—
Counsel and Secretary	2003	—	—	—		—	—

       (1) Mr. Yager entered into an agreement with us to act as our Chief Restructuring Officer on January 27, 2003. Mr. Yager became our President and Chief Executive Officer following the consummation of our reorganization.

       (2) Mr. Chandor was hired on a part-time basis in October 2003, and was hired on a full-time basis as Executive Vice President Operations and Chief Financial Officer in March 2004.

       (3) Mr. Peterman commenced employment with us in August 2004.

       (4) Mr. Kinley commenced employment with us in October 2003.

       (5) Mr. Quatmann commenced employment with us in November 2004.

       (6) The amounts disclosed in the Bonus column were all awarded under our incentive bonus program. In addition, Messrs. Chandor and Quatmann received a special bonus of $50,000 each in 2005, and Mr. Kinley received (i) retention bonus payments in the aggregate amount of $50,000 in 2005 and $50,000 in 2004 pursuant to the retention bonus plan for certain key employees implemented during our bankruptcy with the approval of the bankruptcy court; and (ii) a special bonus in 2005 in the amount of $18,000 for successful completion of the Nortel swap in our Michigan markets.

       (7) Consists of a monthly car allowance of $750.

       (8) Consists of a monthly car allowance totaling $2,250 and quarterly cost-of-living adjustment (COLA) payments totaling $5,324.

       (9) Consists of a monthly car allowance totaling $9,000 and quarterly COLA payments totaling $10,854.

(10) Except as noted in Notes 11 and 12, the amounts disclosed in the All Other Compensation column consist of company-matching contributions under our 401(k) plan and company-paid term life insurance premiums as follows: Mr. Yager: 401(k) matching contributions: $12,432 in 2005 and $1,068 in 2004; company-paid life insurance premiums: $270 in 2005 and $45 in 2004. Mr. Chandor: 401(k) matching contributions: $6,972 in 2005 and $3,828 in 2004; company-paid life insurance premiums: $270 in 2005 and $135 in 2004. Mr. Peterman: company-paid life insurance premiums: $211 in 2005 and $18 in 2004. Mr. Kinley: 401(k) matching contributions: $8,086 in 2005 and $4,624 in 2004; company-paid life insurance: $153 in 2005 and $139 in 2004. Mr. Quatmann: $171 in company-paid life insurance in 2005.

(11) In addition to amounts referred to in Note 10, includes $615,000 paid to Mr. Yager for his services as Chief Restructuring Officer, and a $472,202 success fee.

(12) In addition to amounts referred to in Note 10, includes $133,333 of consulting payments paid to Mr. Yager under the consulting provisions of his employment agreement with us and $590,000 for his services as Chief Restructuring Officer.

Option/SAR Grants in Last Fiscal Year

	Individual Grants			Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Edmund L. Quatmann, Jr.	45,000	66%	$25.60	11/30/2014	$618,300

       (1) All options granted in the last fiscal year vest quarterly over the four year period commencing on the grant date.

       (2) Calculated using Black-Scholes option price model. For assumptions used for these calculations, see the notes to our Consolidated Financial Statements found elsewhere in this report.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-the-
	Acquired		Options/SARs at Fiscal Year	Money Options/SARs at Fiscal
	on Exercise	Value	End	Year End ($)
Name	(#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Timothy M. Yager	—	—	78,125/171,875	$2,447,656 / $5,384,844
Stebbins B. Chandor, Jr.	20,000	$494,600	22,970/94,531	$719,651 / $2,961,664
John J. Peterman	3,000	$69,720	12,625/34,375	$285,325 / $ 776,875
Craig A. Kinley	—	—	12,500/27,500	$391,625 / $ 861,575
Edmund L. Quatmann, Jr.	8,400	$139,776	2,850/33,750	$45,600 / $ 540,000

Equity Compensation Plan Information.

The following table presents information with respect to our equity compensation plans as of September 30, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	599,225	$14.90	338,456
Equity compensation plans not approved by security holders(2)	238,559	23.00	163,265
Total	837,784	$17.20	501,721

       (1) Consists of the iPCS incentive plan that was implemented pursuant to iPCS’s plan of reorganization and approved by the security holders on June 30, 2005.

       (2) Consists of the Horizon PCS incentive plan that was implemented pursuant to Horizon PCS’s plan of reorganization.

Employment Contracts.

We have entered into employment agreements with each of our Named Executive Officers, as well as our Chief Operating Officer and our Vice President and Controller.

We use a standard employment agreement and, therefore, our employment agreements with each of our executive officers is substantially the same. Below is a summary of the terms of our standard employment agreement that also sets forth the terms that are unique to each Named Executive Officer and our Chief Operating Officer.

We entered into employment agreements with each of Messrs. Yager, Chandor and Kinley as of July 20, 2004. We entered into an employment agreement with Mr. Peterman as of August 24, 2004; Mr. Quatmann as of November 30, 2004; and Mr. Morse as of August 5, 2005. The employment agreements of Messrs. Yager and Chandor were amended effective January 1, 2006.

•       3-year term that is automatically renewable for successive one-year periods absent 90 days advance notice by either party (except Mr. Morse’s term is thirty (30) months).

•       Initial minimum annual base salary ($350,000 for Mr. Yager, $250,000 for Messrs. Chandor and Morse, $195,000 for Mr. Peterman, $190,000 for Mr. Quatmann and $132,000 for Mr. Kinley).

•       Pursuant to the iPCS incentive plan, a stock option to purchase the following number of shares of our common stock at the exercise price indicated (250,000 shares at $10.27 for Mr. Yager, 137,500 shares at $10.27 for Mr. Chandor, 22,750 shares at $40.50 for Mr. Morse, 50,000 shares at $19.00 for Mr. Peterman, 40,000 shares at $10.27 for Mr. Kinley, and 45,000 shares at $25.60 for Mr. Quatmann). In consideration for facilitating our emergence from bankruptcy, Mr. Yager also received a total of 250,000 stock and stock unit awards that were fully vested at the date of grant.

•       Employee is eligible for an annual incentive bonus (70% of annual base salary for Mr. Yager, 60% for Mr. Chandor and 40% for Messrs. Morse, Peterman, Kinley and Quatmann) and is entitled to benefits, such as retirement, health and other fringe benefits that are provided to other executive employees, reimbursement of business expenses, limited reimbursement of legal and financial planning expenses (Mr. Yager only) and other perquisites as may be approved by the Board from time to time.

•       Employment may be terminated by employee or us at any time and for any reason. If employment is terminated, employee is entitled to payment of accrued but unpaid salary, vacation pay, unreimbursed business expenses and other items earned and owed to employee by us.

•       If employment is terminated as a result of death or disability, employee or employee’s estate (in the event of his death) will be paid employee’s salary through the first anniversary of the date of death; or termination for disability, will receive a lump-sum payment of employee’s target incentive bonus and employee’s outstanding equity awards will fully vest.

•       If employment is terminated by us for reasons other than cause, or if employee terminates employment following a material breach by us of the employment agreement (which breach is not cured within 30 days), or within 60 days after we relocate our business outside of the Chicago metropolitan area, employee will be entitled to continuing payments of employee’s salary through the first anniversary of employee’s termination, continuation of health benefits for employee and employee’s dependents for the same period, a lump-sum payment of employee’s target incentive bonus and one year of additional vesting of employee’s stock options.

•       All severance payments pursuant to the employment agreement terminate in the event the employee violates the confidentiality, non-competition or non-solicitation provisions of the employment agreement.

•       The employment agreement provides that if, during the one-year period following a change in control (as defined in the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, discussed below), employee’s employment is terminated by us for reasons other than for cause or if employee terminates for good reason, employee will be entitled to a lump sum payment equal to a specified number of months of employee’s salary (36 months for Mr. Yager, 18 months for Messrs. Chandor and Morse and 12 months for each of Messrs. Peterman, Kinley and Quatmann), a lump sum payment equal to one time employee’s target incentive bonus for the year in which the termination occurs, continuation of employee’s and employee’s dependents’ health benefits at the employee rate for a specified period of time (36 months for Mr. Yager, 18 months for Mr. Morse and 12 months for each of Messrs. Chandor, Peterman, Kinley and Quatmann) following employee’s termination (if employee properly elects to receive such health benefits), immediate vesting of employee’s outstanding equity-based awards and an amount equal to employee’s target incentive bonus that would have been payable for the fiscal year in which the termination occurs assuming all performance targets had been satisfied, prorated through employee’s termination date.

•       In the event that, in connection with a change in control, any payments or benefits to which employee is entitled to from us constitute excess golden parachute payments under applicable IRS rules, employee will receive a payment from us in an amount which is sufficient to pay the parachute excise tax that employee will have to pay on those parachute payments. In addition, we will pay employee an amount sufficient to pay the income tax, related employment taxes and any additional excise taxes that employee will have to pay related to our reimbursement to employee of the parachute excise tax.

•       Employee must keep all of our confidential information secret and, while he is employed by us and for a period of 12 months after employee’s termination of employment, employee will not compete with us in the wireless telecommunications services business in any of the basic trading areas in which we have been granted the right to carry on the wireless telecommunications business, employee will not solicit our customers for a competitive business and employee will not solicit our employees.

On January 27, 2003, we entered into a restructuring management services agreement with YMS Management, L.L.C., to manage our day-to-day operations. YMS is owned by Mr. Yager. On that same date, Mr. Yager had been appointed chief restructuring officer to oversee our restructuring. In connection with his appointment as chief restructuring officer, we and Mr. Yager agreed to terminate the provisions of his employment agreement which he had entered into with us prior to our acquisition by AirGate PCS, Inc. which provided for consulting services to us and payments thereunder to Mr. Yager. The restructuring management services agreement provided for weekly payments of $15,000, plus certain expenses. The agreement also provided that upon confirmation of a plan of reorganization or a sale of us, Mr. Yager was entitled to a fixed fee equal to $500,000 less 50% of the aggregate weekly payments under the restructuring management services agreement, beginning on July 1, 2004 through the effective date of the plan or the effective date of a sale. If a sale of us resulted in proceeds in excess of $190 million, Mr. Yager was entitled to a fee equal to the lesser of 1.25% of such proceeds or $3.5 million. In addition, upon the closing of any equity investment in us, Mr. Yager was entitled to a fee equal to 2% of the amount invested. In connection with the consummation of the reorganization, we paid Mr. Yager a “success fee” of approximately $472,000 under this agreement and the agreement was terminated.

Codes of Ethics.

Our Board of Directors has adopted a Code of Ethics which is applicable to our principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions). Our Board of Directors has also adopted a Standard of Business Conduct that is applicable to all of our directors, officers and employees.

Both of these documents are available in the “About” section of our Internet website at www.ipcswirelessinc.com. We will provide to any person, without charge, upon request, a copy of our Code of Ethics. Requests for a copy should be directed in writing to iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois, 60195, Attention: General Counsel.

Compensation Committee Interlocks and Insider Participation.

There are no Compensation Committee interlocks (i.e., none of our executive officers serves as a member of the Board of Directors or the Compensation Committee of another entity that has an executive officer serving as a member of our Board or the Compensation Committee of our Board).

Compensation Committee Report on Executive Compensation.

Overview.

The Compensation Committee of the Board currently consists of Messrs. Langdon (Chairman), Babich and Katz, each of whom is a non-employee director and is “independent” as defined by the Nasdaq Stock Market and the rules of the SEC. Through June 30, 2005, the Compensation Committee consisted of Mr. James J. Gaffney (Chairman), Mr. Donald L. Bell and Mr. Babich. Messrs. Gaffney and Bell left the Board after the Company’s stockholder meeting on June 30, 2005, and were replaced on the committee by Messrs. Langdon and Katz, who were elected as directors at the stockholder meeting. The Compensation Committee operates pursuant to a written charter, a copy of which is available on the Company’s website.

This report relates to the Company’s compensation of its executive officers, including the Chief Executive Officer, for the fiscal year ended September 30, 2005, and describes decisions by the Compensation Committee during that fiscal year.

Responsibilities, Overall Philosophy and Criteria.

The responsibilities of the Compensation Committee include, among other things, reviewing and determining the compensation of the Chief Executive Officer, reviewing the Chief Executive Officer’s recommendations as to the compensation of the Company’s executive officers and finally determining the compensation of such executive officers, and administering the iPCS, Inc. 2004 Amended and Restated Long-Term Incentive Plan and the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan. The Company’s executive compensation is designed to (i) provide competitive compensation and benefits to attract and retain the highest quality executive officers, (ii) provide variable pay opportunities through target bonuses under the employment agreements that reward those officers for superior performance and (iii) establish an appropriate relationship between executive compensation plans that align the performance goals of the plans with the Company’s objectives and the creation of longer term stockholder value.

The components of the Company’s compensation for executive officers include base salary, annual incentive bonuses and long-term incentive compensation in the form of equity grants. Equity awards to executive officers were granted at the time of emergence from bankruptcy under their employment agreements, or subsequently under employment agreements entered into in connection with commencement of employment; no annual equity awards have been made to executive officers.

Each of the Company’s executive officers is party to an employment agreement pursuant to which such executive officer’s compensation is determined as described under “Executive Compensation—Employment Contracts.” The employment agreements for all of the executive officers, except Messrs. Morse, Peterman and Quatmann, were entered into in connection with the Company’s emergence from bankruptcy and were approved by the bankruptcy court in July 2004. Those agreements served as the basis for the agreements subsequently entered into with Messrs. Morse, Peterman and Quatmann.

Each of the employment agreements provides for a minimum annual base salary, a target annual incentive bonus and an initial grant of options under the iPCS, Inc. 2004 Amended and Restated Long-Term Incentive Plan, as described below:

Annual Base Salary.   The employment agreements provide that the base salary is to be reviewed by the Compensation Committee each year and, following such review, the annual base salary may be adjusted upward, but not decreased. In determining whether to adjust an executive officer’s annual base salary, the Compensation Committee takes into account outstanding individual performance, promotions and competitive compensation.

Annual Incentive Bonus.   The employment agreements set forth a target annual bonus (reflected as a percentage of annual base salary) for the executive officers. The employment agreements provide that the annual incentive bonus for each executive officer may range from 50% to 200% of the target amount, based on the level of the Company’s performance measured against pre-determined annual incentive goals. Additionally, the employment agreements provide that the Compensation Committee may increase or decrease the incentive bonus by up to an additional 20% based on the employee’s individual performance. The annual incentive goals are established by the Compensation Committee based upon objective data concerning the Company’s historical and projected financial performance in light of competitive market conditions. These pre-determined performance targets allow the Compensation Committee to provide financial rewards for the achievement of desired levels of business performance through the target bonus ranges of the executive officers’ employment agreements.

Long-Term Incentive.   The employment agreements provide for an initial grant of options which vest quarterly over a four-year period. The agreements provide that any determination of future grants shall be made in the sole discretion of the Compensation Committee and nothing in the employment agreements shall be construed so as to entitle the executive officers to any such awards.

Setting Executive Officer 2005 Compensation.

The base salaries paid to the Company’s five most highly paid executive officers (the “named executive officers”) are shown in the table on page 13. The Compensation Committee set the minimum annual base salaries for Messrs. Morse and Quatmann in connection with their entry into employment agreements with the Company during fiscal year 2005. Because base salaries were established under the employment agreements entered into in July/August 2004 or during fiscal year 2005, the Compensation Committee did not increase base salaries for executive officers during fiscal year 2005, other than with respect to Mr. Kinley and Ms. Greteman—each of whom received increases in base salary based on the criteria described above and upon the recommendation of the Chief Executive Officer.

The Compensation Committee also established corporate performance goals for the Company’s executive officers for fiscal year 2005 with respect to EBITDA (earnings before interest, taxes, depreciation and amortization), gross subscriber additions and gross subscriber churn. A formula which assigns relative weights to the attainment of these criteria determines the percentage within the range of 50% to 200% at which the target bonus is paid for all executive officers. This formula is referred to by the Company as the “executive scorecard.” Based on the Company’s performance during fiscal year 2005 as measured by the executive scorecard, the incentive bonus for executive officers was determined to be 124% of target.

The Compensation Committee did not approve the grant of any long-term incentive awards to executive officers during fiscal year 2005, other than the grant of options to each of Messrs. Morse and Quatmann in connection with the commencement their employment and entry into employment agreements during fiscal year 2005.

Compensation of the Company’s Chief Executive Officer.

For fiscal year 2005, Mr. Yager’s employment agreement provided for a minimum annual base salary of $350,000 and an annual incentive bonus at the target level of performance of 60% of his annual base salary, which bonus may range from 50% to 200% of the target level based on the level of the Company’s performance. Additionally, Mr. Yager’s employment agreement provides that the Compensation Committee may increase or decrease the incentive bonus by up to an additional 20% based on the employee’s individual performance. For fiscal year 2005 the Compensation Committee determined that Mr. Yager would be paid a base salary of $350,000 (which is the minimum amount set forth in his employment agreement) and an incentive bonus in the amount of $260,400 (which is 124% of Mr. Yager’s annual target bonus).

The Compensation Committee considered the policies and guidelines described above in determining the compensation for Mr. Yager. The Compensation Committee also considered Mr. Yager’s leadership, industry standing and the Company’s overall performance. In light of Mr. Yager’s historic and anticipated contributions to the Company’s success and stockholder value, the Compensation Committee believes that Mr. Yager’s 2005 total compensation was consistent with competitive market levels.

Compliance with Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid in any year to a company’s chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. Assuming that Proposal 2 and Proposal 3 are approved by the requisite vote, the iPCS, Inc. 2004 Amended and Restated Long-Term Incentive Plan and the Horizon

PCS, Inc. Amended and Restated 2004 Stock Incentive Plan will be qualified so that awards under such plans constitute performance-based compensation not subject to the deduction limit under Section 162(m). Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the committee generally seeks to structure any long-term incentive compensation granted to the Company’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider its decision should the individual cash compensation of any executive officer approach the $1.0 million level.

COMPENSATION COMMITTEE
Ryan L. Langdon (Chairman)
Timothy C. Babich
Robert A. Katz

The report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes Registration Rights Agreements.

In connection with the offerings of our 11 1/2% unregistered senior notes and our 11 3/8% unregistered senior notes in April, 2004 and July 2004, respectively, we and our guarantor subsidiaries entered into registration rights agreements with the initial purchasers thereof. Pursuant to these registration rights agreements, we filed exchange offer registration statements with the SEC pursuant to which we issued registered notes for the unregistered notes tendered prior to the expiration of the exchange offers. AIG Global Investment Corp. advised us that its affiliates held approximately $47.3 million of our 11 1/2% senior notes as of December 27, 2004—the date we consummated the exchange offer for the 11 1/2% senior notes.

Common Stock Registration Rights Agreement.

As required by our plan of reorganization, we entered into a registration rights agreement with the following holders of our common stock who may have been deemed to be our affiliates as of the consummation of our plan of reorganization: certain affiliates of AIGGIC and Silver Point, and the Timothy M. Yager 2001 Trust. In connection with our merger with Horizon PCS, the registration rights agreement was amended to include our shares acquired upon consummation of the merger by certain affiliates of the Apollo Funds and Silver Point and to modify other terms. The following is a summary of the material terms of the registration rights agreement, as amended.

Pursuant to the common stock registration rights agreement, we agreed to prepare and file shelf registration statements covering the resale of our common stock held by our affiliated holders. The initial shelf registration statement was declared effective on November 24, 2004. We also agreed to maintain an effective shelf registration statement covering shares issued to affiliates of the Apollo Funds and Silver Point following the consummation of the merger, which was declared effective on August 12, 2005. Subject to our suspension right discussed below, we agreed to use our commercially reasonable efforts to maintain the effectiveness of both shelf registration statements continuously until the earliest to occur of: (1) November 24, 2006; and (2) such date as all of the shares of common stock included on the shelf registration statements may be sold or transferred without registration on such registration statement. iPCS has the right (exercisable on not more than one occasion in any 12-month period) to postpone or suspend the filing or effectiveness of the shelf registration statements (but not for a period exceeding 30 days in the aggregate in any 12-month period) if we determine that such registration and offering would reasonably be expected to interfere with certain significant transactions or events, or would require public disclosure of any such transaction or event prior to the time such disclosure might otherwise be required and we postpone or suspend both registration statements.

At any time after the expiration of the effectiveness of the shelf registration statements, any of the parties to the registration rights agreement (other than the Timothy M. Yager 2001 Trust) may make a request for registration of their common stock having a minimum value of $15 million. All holders of common stock will be entitled to participate in any such demand registration on a pro rata basis. Each of AIGGIC, Silver Point and the Apollo Funds and their respective transferees shall be entitled to request one demand registration with an additional registration that may be requested by any of the three holders subsequent to the demand by that holder for its allocated registration. No more than two requests for a demand registration shall be permitted in any 12-month period, and iPCS will not be required to effect a demand registration until a period of 180 days shall have elapsed from the date on which the distribution of common stock under any previous demand registration has been completed.

We have the right to postpone a demand registration if we are advised that such demand registration would adversely affect any other public offering of our securities (other than in connection with employee benefit and similar plans) for which we had previously commenced preparations, or if such demand registration would reasonably be expected to interfere with certain significant transactions or events, or require public disclosure of such a transaction or event prior to the time such disclosure might otherwise be required. With respect to any underwritten demand registration, iPCS shall have the right, in consultation with the selling holders, to select any investment banker and manager or co-managers to administer the offering.

Additionally, the holders of common stock who are party to the registration rights agreement shall be entitled to piggyback onto any registration by us of our common stock (other than on Form S-4 or S-8) for our own account or for the account of any other holders. We will have priority in any registration we have initiated for our own account. Any cutback required with respect to the holders shall be done on a pro rata basis.

In connection with any underwritten registration of our common stock, we will agree, as will each holder, not to sell any of our equity securities during such period as the managing underwriter may request (not to exceed 90 days from the date of the final prospectus).

We will pay all customary costs and expenses associated with each registration, including for each registration statement prepared, the reasonable fees and expenses of one counsel for the holders. Holders of our common stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

Our obligation under the registration rights agreement to register common stock for sale under the Securities Act shall terminate on the earliest to occur of the date on which all shares of common stock held by the holders party to such agreement: (1) have been distributed to the public pursuant to an offering registered under the Securities Act; (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act; (3) may be sold or transferred pursuant to Rule 144(k) under the Securities Act without restrictions; or (4) cease to be outstanding.

Each holder of common stock who is a party to the registration rights agreement may assign its rights under the registration rights agreement to a third party in connection with a transfer of such holder’s common stock to such third party, provided that we receive prompt notice of such transfer and such third party becomes a party to the registration rights agreement.

Relationship with Stockholders.

We are insured by an insurance company affiliated with AIGGIC, the beneficial owner of approximately 16.0% of our common stock as of August 23, 2006. The annual premium for such coverage, approximately $0.4 million, was paid to our broker in July 2005. We believe that the cost of insurance is comparable to the cost of insurance that could have been obtained in transactions with unaffiliated entities.

Following the effective date of our plan of reorganization, Silver Point, the beneficial owner of approximately 17.3% of our common stock as of August 23, 2006, purchased three pre-petition claims against us from creditors in our bankruptcy. The aggregate amount of the claims purchased by Silver Point was approximately $0.6 million. Consistent with other pre-petition claims against us, we have settled these claims with Silver Point through the issuance to it of 26,105 shares of common stock during the fiscal year ended September 30, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Messrs. Jones (Chairman), Biltz and Roe, each of whom is a non-employee director and is “independent” as defined by the Nasdaq Stock Market and the rules of the SEC applicable to audit committee members. The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website.

Management is responsible for the Company’s accounting practices, internal controls, the financial reporting process and preparation of the consolidated financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2005 with management. The Audit Committee has discussed with Deloitte & Touche LLP, the independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended September 30, 2005, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended, regarding the quality of the Company’s accounting principles as applied in the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the previous paragraph, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the SEC.

AUDIT COMMITTEE:
Jeffrey W. Jones (Chairman)
Timothy G. Biltz
Kevin M. Roe

The report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

ELECTION OF DIRECTORS OF iPCS
(PROPOSAL 1)

The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Yager, Biltz, Jones, Katz, Langdon, Parisi and Roe to be elected at the annual meeting to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified, and until their successors are duly elected and qualified. Messrs. Yager, Biltz, Jones, Katz, Langdon and Roe are currently serving as directors.

Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

Election of the seven director nominees requires the affirmative vote of a plurality of the shares of our common stock voted at the annual meeting. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

APPROVAL OF THE iPCS, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
(PROPOSAL 2)

At the Annual Meeting, stockholders will vote on the approval of the iPCS Amended and Restated 2004 Long-Term Incentive Plan (as amended, the “2004 Plan” and, prior to the amendment and restatement, the “Plan”). The text of the 2004 Plan is set forth in Annex A, attached to this proxy statement. The Plan was implemented pursuant to the terms of the iPCS plan of reorganization, as confirmed by the bankruptcy court on July 9, 2004. The Plan was established by iPCS to (1) attract and retain persons eligible to participate in the Plan; (2) motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further align the interests of persons eligible to participate in the Plan with those of iPCS’s other stockholders through compensation that is based on iPCS’s common stock; and thereby promote the long-term financial interest of iPCS and its subsidiaries, including the growth in value of iPCS’s equity and enhancement of long-term stockholder return. The Plan was amended and restated on January 27, 2005 to clarify certain provisions, including provisions relating to eligibility as discussed below. The 2004 Plan permits iPCS to grant stock options, stock appreciation rights (“SARs”), full value awards and cash incentive awards to all participants in the 2004 Plan. Any option granted under the 2004 Plan may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”).

Currently, the number of shares of iPCS’s common stock reserved for issuance under the 2004 Plan is 1,250,000 shares. Of the 1,250,000 shares of common stock reserved for issuance under the 2004 Plan, as of August 23, 2006, 338,698 shares remained available for grant. The board of directors of iPCS believes that additional shares will be needed under the 2004 Plan, and the board of directors of iPCS determined that it would prefer to issue shares under the 2004 Plan rather than under the Horizon PCS, Inc. Stock Incentive Plan. Accordingly, on September 6, 2006 the board of directors of iPCS approved an amendment to the 2004 Plan to reserve an additional 500,000 shares of common stock for the 2004 Plan, subject to stockholder approval, thereby increasing the total number of shares reserved for issuance thereunder to 1,750,000 shares. Subject to stockholder approval of Proposal No. 2, the board of directors of iPCS also approved the reduction of the shares of iPCS common stock reserved for grants under the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan from 762,227 shares to 551,000 shares, which is the number of shares underlying grants previously made under the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan at August 23, 2006. Assuming stockholder approval of this Proposal, as of August 23, 2006, iPCS would have had 838,698 shares available for grant—all under the 2004 Plan. The last sale price with respect to the iPCS common stock on August 23, 2006 was $51.10 per share.

The following general description of certain features of the 2004 Plan is qualified in its entirety by reference to the provisions of the 2004 Plan set forth in Annex A, attached to this proxy statement.

Administration.   The authority to control and manage the operation and administration of the 2004 Plan is vested in a committee (the “Committee”) of iPCS’s Board of Directors, which Committee consists solely of two or more members of iPCS’s Board of Directors who are not employees of iPCS or any subsidiary. If the Committee does not exist, or for any other reason determined by iPCS’s Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, iPCS’s Board of Directors may take any action under the 2004 Plan that would otherwise be the responsibility of the Committee.

The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, and to amend, cancel or suspend awards. The Committee has the authority and discretion to interpret the 2004 Plan, to establish, amend and rescind any rules and regulations relating to the 2004 Plan, to determine the terms and provisions of any award agreement made pursuant to the 2004 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2004 Plan.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility.   All employees and directors of iPCS or its subsidiaries, as well as consultants and other persons providing services to iPCS or its subsidiaries, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, are eligible to become participants in the 2004 Plan, except that non-employees may not be granted incentive stock options. These individuals or entities may also be granted awards other than incentive stock options in connection with their hiring, retention or otherwise prior to the date such individual or entity first performs services for iPCS or its subsidiaries, provided that such awards shall not become vested prior to the date such individual or entity first performs such services. As of September 30, 2005, iPCS and its subsidiaries had 462 employees.

For awards granted under the 2004 Plan on behalf of the service of a designated director, an employing stockholder of such designated director may make an irrevocable election that the rights with respect to an award shall accrue to the employing stockholder, and therefore the designated director shall have no rights as a participant with respect to such award. A designated director is one who is: (i) designated or nominated to serve as a director by a stockholder of iPCS; and (ii) an employee of such stockholder of iPCS. Of the seven directors of iPCS as of the date of this proxy statement, one director who is not standing for election and one director nominee falls within the category of designated director. The designated director category is limited to individuals who were designated to serve as director by the Official Committee of Unsecured Creditors in accordance with iPCS’s plan of reorganization. The amended and restated Plan adopted on January 27, 2005 expanded the category of designated directors to include any directors who meet the criteria described above.

The specific individuals or entities who will be granted awards under the 2004 Plan and the type and amounts of any such awards will be determined by the Committee. The number and type of awards to be issued to individuals or entities under the 2004 Plan in the future is undeterminable.

Shares Reserved.   Assuming stockholder approval of this Proposal, the maximum number of shares of common stock that may be delivered under the 2004 Plan is 1,750,000 shares. The shares of common stock with respect to which awards may be made under the 2004 Plan are currently authorized but unissued shares or, to the extent permitted by applicable law, shares currently held or acquired by iPCS as treasury shares, including shares purchased in the open market or in private transactions. To the extent provided by the Committee, any award may be settled in cash rather than common stock.

To the extent any shares of common stock covered by an award are not delivered because the award is forfeited or canceled, or the shares of common stock are not delivered on an unrestricted basis (including, without limitation, by reason of the award being used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of determining the number of shares of common stock available for delivery under the 2004 Plan.

If the exercise price of any option granted under the 2004 Plan or the tax withholding obligation with respect to any award granted under the 2004 Plan is satisfied by tendering shares of common stock to iPCS, only the number of shares of common stock issued net of the shares of common stock tendered shall be deemed delivered for purposes of determining the number of shares of common stock available for delivery under the 2004 Plan.

In the event of a corporate transaction involving iPCS (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2004 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards that the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of value of the common stock subject to the option or SAR at the time of the transaction over the exercise price).

Options and Stock Appreciation Rights.   The 2004 Plan permits the granting of stock options and SARs. The grant of an option entitles the participant to purchase shares of common stock at an exercise price established by the Committee or pursuant to a method established by the Committee. Any option granted under the 2004 Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee; provided, however, that ISOs may be granted under the 2004 Plan only if it is approved by iPCS’s stockholders in accordance with IRS rules. The grant of a SAR entitles the participant to receive, in cash or common stock, value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Committee. SARs may be granted either singly or in combination with options.

An option and a SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such award agreement (for example, the agreement sets forth the post-termination period during which awards may be exercised and other circumstances that may result in early termination and forfeiture of the award), the Committee may accelerate the exercisability of any option. If an option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the option expires. In no event, however, shall an option or SAR expire later than ten years after the date of its grant.

The exercise price of each option and SAR shall be established by the Committee or shall be determined by a method established by the Committee at the time the option or SAR is granted; provided, however, that the exercise price of an ISO shall not be less than 100% of the fair market value of a share of common stock on the date of grant (or, if greater, the par value of a share of iPCS common stock). If an option is granted in tandem with a SAR, the exercise price of both shall be the same and the exercise of the option or SAR with respect to a share of common stock shall cancel the corresponding option or SAR with respect to such share.

The full exercise price for shares of common stock purchased upon the exercise of any option shall be paid at the time of such exercise: (a) in cash; (b) by tendering previously acquired shares having an aggregate fair market value as of the day of exercise equal to the full exercise price (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date); or (c) by a combination of (a) and (b). Additionally, the Committee may permit a participant to elect to pay the exercise price by authorizing a broker to sell shares of common stock acquired upon exercise of the option and remit to iPCS a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by iPCS’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant, nor may an outstanding option granted under the 2004 Plan be surrendered to iPCS as consideration for the grant of a replacement option with a lower exercise price.

Any participant who is awarded an ISO is required to notify iPCS in writing immediately after the date such participant disposes of (including any sale of) common stock acquired pursuant to the exercise of an ISO if such disposition occurs before the later of: (A) two years after the date of grant of the ISO; or (B) one year after the date the participant acquired such common stock by exercising the ISO. If an ISO is granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of iPCS or of a subsidiary, the option period shall not exceed five years from the grant date and the exercise price shall be at least 110% of the fair market value (on the grant date) of the common stock subject to the option.

Full Value Awards.   The 2004 Plan permits the granting of full value awards. A full value award is a grant of one or more shares of common stock, or a right to receive one or more shares of common stock in the future, with such grant subject to one or more of the following: (a) the grant shall be in consideration of a participant’s previously performed services, or surrender of other compensation that may be due; (b) the grant shall be contingent on the achievement of performance or other objectives during a specified period; and/or (c) the grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives. The Committee may designate a full value award as performance-based compensation.

Cash Incentive Awards.   The 2004 Plan permits the granting of cash incentive awards. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Committee, common stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The Committee may designate a cash incentive award as performance-based compensation.

Performance-Based Compensation.   The Committee may designate a full value award or a cash incentive award as performance-based compensation. Such awards shall be conditioned on the achievement of one or more objective performance measures established by the Committee. The performance goals may vary from participant to participant, group to group, and period to period.

A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1.0 million paid to any of the five most highly compensated officers of a publicly held corporation. However, amounts that constitute “performance-based compensation” are not subject to the $1.0 million limit. Any full value awards or cash incentive awards so designated shall be conditioned on the achievement of one or more performance measures, as required by Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m). The Committee shall use performance measures based upon one or more of the following: (a) earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); (b) financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); (c) increase in revenue, operating or net cash flows; (d) cash flow return on investment; (e) total stockholder return; (f) market share; (g) net operating income, operating income or net income; (h) debt-load reduction; (i) expense management; (j) economic value added; (k) stock price; and (l) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of iPCS as a whole or of any one or more business units of iPCS and may be measured relative to a peer group or an index. Additionally, the terms of any such award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of iPCS, including footnotes, or in the Section of iPCS’s Form 10-K Annual Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Imposition of Additional Restrictions.   The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the satisfaction of the obligation to make cash payments, deliver shares of common stock or grant replacement awards arising under any award granted pursuant to the 2004 Plan as the Committee determines to be desirable.

Dividends and Dividend Equivalents.   An award under the 2004 Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award (both before and after the common stock subject to the award is earned, vested or acquired). The dividend or dividend equivalent payments may be either made currently or credited to an account for the participant, and may be settled in cash or shares of common stock, as determined by the Committee.

Non-transferability.   Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the 2004 Plan are not transferable.

Change in Control.   Subject to the specific terms of any outstanding award, in the event of a change in control of iPCS, all options and SARs which are held at the time of the change in control will become immediately vested and exercisable and all full value awards and cash incentive awards shall be fully earned and vested. Except as otherwise provided by the Committee in an award agreement, the term “change in control” is defined in the 2004 Plan in the same way that term is defined in iPCS’s indenture governing iPCS’s senior notes and dated as of April 30, 2004 and, generally, as the occurrence of any of the following events:

•       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of iPCS’s assets to any person other than The Blackstone Group, The TCW Group or American International Group, Inc. and their respective affiliates (other than their respective portfolio companies);

•       the adoption of a plan relating to iPCS’s liquidation or dissolution;

•       the consummation of any transaction the result of which is that any person, other than The Blackstone Group, The TCW Group or American International Group, Inc. and their respective affiliates (other than their respective portfolio companies), becomes the beneficial owner, directly or indirectly, of more than 50% of iPCS’s voting stock measured by voting power rather than number of shares; or

•       the first day on which a majority of the members of iPCS Board of Directors are not continuing directors.

Withholding of Taxes.   iPCS may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the 2004 Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the 2004 Plan.

Amendment and Termination.   The Board of Directors of iPCS may, at any time, amend or terminate the 2004 Plan, and the Board of Directors of iPCS or the Committee may amend any award agreement or cancel any award; provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the 2004 Plan prior to the date such amendment is adopted by the Board of Directors of iPCS (or the Committee, if applicable); and further provided that award adjustments by the Committee in the event of a corporate transaction are not subject to the foregoing limitation. The limitation in the 2004 Plan on repricing of awards cannot be amended unless such amendment is approved by iPCS’s stockholders. Finally, no amendment or termination of the 2004 Plan shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2004 Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the iPCS from being denied a tax deduction by Section 162(m) of the Code).

Federal Income Tax Effects.   The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2004 Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax.

Under the current tax rules, NQSOs granted under the 2004 Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. iPCS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Under the current tax rules, if the 2004 Plan is approved by iPCS’s stockholders, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of iPCS or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holding the shares of common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, iPCS may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-term or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, iPCS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Under the current tax rules, if a SAR is granted at the fair market value of iPCS’s common stock and does not provide for any deferral feature, there should be no immediate tax consequences to a participant or iPCS when the SAR is granted. When a participant exercises the SAR right, the fair market value of the shares of stock issued upon exercise is normally includable in the participant’s gross income for regular income tax purposes, and iPCS will be entitled to deduct the same amount as a business expense in the same year.

The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election under Section 83(b) of the Code to include the value of the shares in gross income in the year of award despite such restrictions. Generally, iPCS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash incentive awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, iPCS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Section 162(m) of the Code places a $1.0 million annual limit on the compensation deductible by a publicly held corporation paid to its covered employees. “Covered employees” are the chief executive officer and the other four highest compensated officers who are employed as of the last day of the taxable year. The limit, however, does not apply to “qualified performance-based compensation.” iPCS believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2004 Plan will qualify for the performance-based compensation exception to the deductibility limit. State income tax consequences may in some cases differ from those described above. Awards under the 2004 Plan will in some instances be made to participants who are subject to tax in jurisdictions other than the United States and may result in income tax consequences differing from those described above.

The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2004 Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the 2004 Plan. iPCS suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information.   The Plan became effective on July 20, 2004, and, subject to the right of the Board to amend or terminate the 2004 Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the 2004 Plan after the ten-year anniversary of the effective date of the Plan.

The terms and conditions of each award, including the conditions that will apply upon termination of employment or directorship, will be set forth in award agreements, which can be amended by the Committee. The 2004 Plan is not subject to ERISA and is not qualified under Section 401(a) of the Code.

Set forth in the table below are the number of award grants under the 2004 Plan, to each of the Named Executive Officers and certain groups of participants during the last completed fiscal year of iPCS. Future awards under the 2004 Plan are not determinable.

	2004 Plan Grants During Last Completed Fiscal Year
Name and Position or Group	Stock Options	Restricted Stock Grants
Timothy M. Yager, Director and Chief Executive Officer	—	—
Stebbins B. Chandor, Jr., Executive Vice President and Chief Financial Officer	—	—
John J. Peterman, Senior Vice President of Sales	—	—
Craig A. Kinley, Vice President of Engineering and Network Operations	—	—
Edmund L. Quatmann, Jr, Vice President, General Counsel and Secretary	45,000	—
All executive officers, as a group	67,750	—
All directors who are not executive officers, as a group	45,000	—
All employees, including all current officers who are not executive officers, as a group	67,750	2,467

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE iPCS, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN.

APPROVAL OF HORIZON PCS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(PROPOSAL 3)

At the Annual Meeting, stockholders will vote on the approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Horizon Plan”). The text of the Horizon Plan is set forth in Annex B, attached to this proxy statement. The Horizon Plan was assumed as a result of our merger with Horizon PCS, which was consummated July 1, 2005. The Horizon Plan was established by Horizon to: (1) attract and retain persons eligible to participate in the Plan; (2) motivate Participants (as defined in the Horizon Plan), by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further identify Participants’ interests with those of the iPCS’s stockholders through compensation that is based on iPCS’s common stock; and thereby promote the long-term financial interest of iPCS and its subsidiaries, including the growth in value of iPCS’s equity and enhancement of long-term stockholder return. Pursuant to the Horizon Plan, Participants may receive options, SARs, or other stock awards. Subject to stockholder approval of Proposal No. 2, on September 6, 2006 the board of directors of iPCS approved the reduction of the shares of iPCS common stock reserved for grants under the Horizon Plan from 762,227 shares to 551,000 shares, which is the number of shares underlying grants previously made under the Horizon Plan at August 23, 2006.

The following general description of certain features of the Horizon Plan is qualified in its entirety by reference to the provisions of the Horizon Plan set forth in Annex B, attached to this proxy statement.

Administration.   The authority to control and manage the operation and administration of the Horizon Plan is vested in a committee (the “Horizon Committee”) of iPCS’s Board of Directors, which Horizon Committee consists of at least one member of iPCS’s Board of Directors. If the Horizon Committee does not exist, or for any other reason determined by iPCS’s Board of Directors, iPCS’s Board of Directors may take any action under the Horizon Plan that would otherwise be the responsibility of the Horizon Committee. The composition of the Horizon Committee shall comply with all applicable law and the rules of any exchange or quotation system upon which iPCS’s stock is traded.

The Horizon Committee has the authority and discretion to select from among the eligible individuals, those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, and to cancel or suspend awards. The Horizon Committee has the authority and discretion to interpret the Horizon Plan, to establish, amend and rescind any rules and regulations relating to the Horizon Plan, to determine the terms and provisions of any award agreement made pursuant to the Horizon Plan, and to make all other determinations that may be necessary or advisable for the administration of the Horizon Plan.

Eligibility.   All employees and directors of iPCS or its subsidiaries, as well as consultants, are eligible to become participants in the Horizon Plan, except that non-employees may not be granted incentive stock options. An award may be granted to an employee in connection with their hiring, retention or otherwise, prior to the date such employee first performs services for iPCS or its subsidiaries, provided that such awards shall not become vested prior to the date such individual or entity first performs such services. As of September 30, 2005, iPCS and its subsidiaries had 462 employees.

The specific individuals who will be granted awards under the Horizon Plan and the type and amounts of any such awards will be determined by the Horizon Committee. An individual may be granted any award permitted under the provisions of the Horizon Plan, and more than one award may be granted to an individual. The number and type of awards to be issued to individuals or entities under the Horizon Plan in the future is undeterminable.

Shares Reserved.   Assuming stockholder approval of Proposal No. 2, the total number of shares of our common stock that may be delivered to participants under the Horizon Plan has been reduced to 551,000 shares. The number of shares and the price at which shares of stock may be acquired may be adjusted under certain circumstances, such as in the event of a corporate restructuring. No one individual may be granted options or SARs covering more than 386,250 shares in any one calendar year.

To the extent any shares of common stock covered by an award are not delivered because the award is forfeited or canceled, or the shares of common stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Horizon Plan. The maximum number of shares of common stock available for delivery under the Horizon Plan shall not be reduced for shares subject to plans assumed by iPCS in an acquisition of an interest in another company.

Unless otherwise determined by the Horizon Committee, if the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of iPCS by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if iPCS makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) then, subject to any required action by the stockholders of iPCS, both: (a) the number and kind of shares of iPCS stock available under the Horizon Plan and not then subject to outstanding awards; and (b) the number and kind of shares set forth as a limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Horizon Committee or otherwise. Unless otherwise provided in an individual’s award agreement, and subject to any required action by the stockholders, the number and kind of shares covered by each outstanding award, and the price per share provided under the terms of each such award, may, at the discretion of the Horizon Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of iPCS resulting from such a corporate transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by iPCS. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an option, stock appreciation right or stock award in making the foregoing adjustments. All adjustments made by the Horizon Committee shall be final, conclusive and binding upon the holders of options, stock appreciation rights and stock awards.

Options and Stock Appreciation Rights.   The Horizon Plan permits the granting of stock options and SARs. The grant of an option entitles the participant to purchase shares of common stock at an exercise price established by the Horizon Committee or pursuant to a method established by the Horizon Committee. Options granted under the Horizon Plan may either be ISOs or NQSOs, as determined in the discretion of the Committee; provided, however, that ISOs may be granted under the Horizon Plan only if it is approved by iPCS’s stockholders in accordance with IRS rules. The grant of a SAR entitles the participant to receive, in cash or common stock, value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Horizon Committee.

An option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Horizon Committee; provided, however, that unless otherwise provided in the applicable award agreement, if an individual shall die while in the employ of iPCS or a subsidiary and shall not have fully exercised an option or SAR, to the extent that the individual’s right to exercise such option or SAR had accrued pursuant to the Horizon Plan at the time of his death and had not previously been exercised, the option or SAR may be exercised, subject to the condition that no option or SAR shall be exercisable after its expiration date, at any time within one year after the individual’s death, by the executors or administrators of the individual’s estate or by any person or persons who shall have acquired the option or SAR directly from the individual by bequest or inheritance. No option may be exercised after the expiration date applicable to that option.

The exercise price of each option and SAR shall be established by the Horizon Committee or shall be determined by a method established by the Horizon Committee at the time the option or SAR is granted; provided, however, that the exercise price of an ISO shall not be less than 100% of the fair market value of a share of common stock on the date of grant (or, if greater, the par value of a share of iPCS common stock).

The full exercise price for shares of common stock purchased upon the exercise of any option shall be paid at the time of such exercise: (a) in cash; (b) by tendering previously acquired shares that are acceptable to the Horizon Committee, have been held by the participant for at least six months, and were valued at a fair market value as of the day the shares are tendered equal to the full exercise price; or (c) by a combination of cash, shares or attested shares. Additionally, to the extent permitted by applicable law, a participant may elect to pay the exercise price by authorizing a broker to sell shares of common stock acquired upon exercise of the option and remit to iPCS a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Performance-Based Compensation.   The Horizon Committee may designate whether any stock unit award, restricted stock award, restricted stock unit award or performance share award being granted to any participant is intended to be performance-based compensation as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be incentive-based compensation shall be conditioned on the achievement of one or more objective performance measures. The performance measures that may be used by the Horizon Committee for such awards shall be based on one or more of certain criteria, as selected by the Horizon Committee. The performance goals may vary from participant to participant, group to group, and period to period.

A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1.0 million paid to any of the five most highly compensated officers of a publicly held corporation. However, amounts that constitute “performance-based compensation” are not subject to the $1.0 million limit. Any full value awards or cash-incentive awards so designated shall be conditioned on the achievement of one or more performance measures, as required by the Code Section 162(m). The Horizon Committee shall use performance measures based upon one or more of the following: return on capital or increase in pretax earnings of iPCS and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of iPCS, increase in earnings per share of iPCS, sales of iPCS and/or one or more divisions and/or subsidiaries, pretax earnings of iPCS and/or one or more divisions and/or subsidiaries, net earnings of iPCS and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of iPCS and/or one or more divisions and/or subsidiaries, margins of iPCS and/or one or more divisions and/or subsidiaries, market price of iPCS’s securities, and solely for an award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other objectively measurable factors directly tied to the performance of iPCS and/or one or more divisions and/or subsidiaries.

Imposition of Additional Restrictions.   The Horizon Committee, in its discretion, may impose such conditions, restrictions and contingencies on the satisfaction of the obligation to make cash payments, deliver shares of common stock or grant replacement awards arising under any award granted pursuant to the Horizon Plan as the Committee determines to be desirable.

Dividends and Dividend Equivalents.   An award under the Horizon Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award (both before and after the common stock subject to the award is earned, vested or acquired). The dividend or dividend equivalent payments may be either made currently or credited to an account for the participant, and may be settled in cash or shares of common stock as determined by the Horizon Committee.

Non-transferability.   Except as otherwise provided by the Horizon Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Horizon Plan are not transferable.

Change in Control.   Subject to the specific terms of any outstanding award, upon the occurrence of a change of control, the Horizon Committee may elect to permit one or more of the following: all outstanding options (regardless of whether in tandem with SARs) shall become fully exercisable; all outstanding SARs (regardless of whether in tandem with options) shall become fully exercisable; or all stock units, restricted stock units and performance shares shall become fully vested. The term “change in control” is defined in the Horizon Plan generally as the occurrence of any of the following events:

•       the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction, or a sale or other disposition of all or substantially all of our assets, or our acquisition of assets or stock of another entity that results in a change in our ownership or control;

•       the adoption of a plan relating to our liquidation or dissolution; or

•       the consummation of any transaction the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock.

Withholding of Taxes.   iPCS may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the Horizon Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the Horizon Plan.

Amendment and Termination.   The Board of Directors of iPCS may, at any time, amend or terminate the Horizon Plan, except that the following actions may not be taken without stockholder approval: any increase in the number of shares that may be issued under the Horizon Plan (except by certain adjustments provided for under the Horizon Plan); any change in the class of persons eligible to receive ISOs under the Horizon Plan; or any other amendment to the Horizon Plan that would require approval of iPCS’s stockholders under applicable law, regulation, rule or listing standard of any exchange or automatic quotations system. Options may not be granted under the Horizon Plan after the date of termination of the Horizon Plan, but options granted prior to that date shall continue to be exercisable according to their terms.

Federal Income Tax Effects.   The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2004 Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax.

Under the current tax rules, NQSOs granted under the 2004 Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. iPCS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Under the current tax rules, if the Horizon Plan is approved by iPCS’s stockholders, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of iPCS or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, iPCS may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-term or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, iPCS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition. If iPCS’s stockholders do not approve the Horizon Plan, any ISOs granted under the Horizon Plan will be NQSOs.

Under the current tax rules, if a SAR is granted at the fair market value of iPCS’s common stock and does not provide for any deferral feature, there should be no immediate tax consequences to a participant or iPCS when the SAR is granted. When a participant exercises the SAR right, the fair market value of the shares of stock issued upon exercise is normally includable in the participant’s gross income for regular income tax purposes, and iPCS will be entitled to deduct the same amount as a business expense in the same year.

The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election under Section 83(b) of the Code to include the value of the shares in gross income in the year of award despite such restrictions. Generally, iPCS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash incentive awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, iPCS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Section 162(m) of the Code places a $1.0 million annual limit on the compensation deductible by a publicly held corporation paid to its covered employees. “Covered employees” are the chief executive officer and the other four highest compensated officers who are employed as of the last day of the taxable year. The limit, however, does not apply to “qualified performance-based compensation.” iPCS believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the Horizon Plan will qualify for the performance-based compensation exception to the deductibility limit. State income tax consequences may in some cases differ from those described above. Awards under the Horizon Plan will in some instances be made to participants who are subject to tax in jurisdictions other than the United States and may result in income tax consequences differing from those described above.

The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Horizon Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Horizon Plan. iPCS suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information.   The Horizon Plan became effective on the consummation of iPCS’s merger with Horizon PCS, Inc on July 1, 2005, and, subject to the right of the Board to amend or terminate the Horizon Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Horizon Plan after the ten-year anniversary of the effective date of the Plan.

The terms and conditions of each award, including the conditions that will apply upon termination of employment or directorship, will be set forth in award agreements, which can be amended by the Horizon Committee. The Horizon Plan is not subject to ERISA and is not qualified under Section 401(a) of the Code.

During the last completed fiscal year of iPCS, no awards were made by iPCS under the Horizon Plan. Awards were made by Horizon PCS, Inc. prior to the consummation of its merger with and into iPCS, Inc. Future awards under these plans are not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE HORIZON PCS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 4)

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006, and has recommended to the Board that the stockholders ratify such selection. Although stockholder ratification of our Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection. Ratification of the appointment of independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. With respect to the ratification of the appointment of the independent registered public accounting firm of iPCS, abstentions from voting will have the same effect as voting against the proposal and “broker non-votes,” if any, will be disregarded and have no effect on the outcome of the vote.

Representatives of Deloitte & Touche LLP, who are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

We have been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

Principal Accounting Fees and Services.

The following table presents fees billed to us by Deloitte & Touche LLP for the year ended September 30, 2005 and the periods ended September 30, 2004 and July 1, 2004. For purposes of this disclosure, the fees billed for the periods ended September 30, 2004 and July 1, 2004 are reflected as for the year ended September 30, 2004:

Year Ended September 30	2005	2004
	(In thousands)
Audit Fees	$820	$629
Audit-Related Fees	258	66
Tax Fees	122	77
All Other Fees	—	—
Total	$1,200	$772

Audit Fees.   These fees relate to reviews of the consolidated financial statements and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to registration statements.

Audit Related Fees.   These fees primarily relate to audits of employee benefit plans and accounting consultation for contemplated transactions, including due diligence.

Tax Fees.   These fees relate to tax compliance, tax advice and tax planning.

All Other Fees.   There were no other fees for the years ended September 30, 2005 and 2004.

Our Audit Committee is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. Our Audit Committee charter provides that the Audit Committee must review and pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. Normally, pre-approval would be provided at regularly scheduled meetings of our Audit Committee or by way of an unanimous written consent. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more designated members of our Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting.

Following our emergence from bankruptcy, our Audit Committee was constituted by our Board of Directors at its meeting on August 25, 2004. Prior to that date, our Board of Directors served as our Audit Committee. During the years ended September 30, 2005 and 2004, all services performed by our independent registered public accounting firm were pre-approved by our Audit Committee or, prior to August 25, 2004, were pre-approved by our Board of Directors or the bankruptcy court.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS iPCS’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by iPCS. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders if they are received by iPCS on or before May 4, 2007. Stockholder proposals must be directed to the Corporate Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by iPCS not later than the last date for submission of stockholder proposals under our bylaws. In order for a proposal to be “timely” under our bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of iPCS’s bylaws, not later than June 30, 2007 and not earlier than May 31, 2007; provided, however, in the event that the 2007 Annual Meeting of Stockholders is not within 25 days before or after September 28, 2007, a proposal by a stockholder to be timely must be delivered not later than the close of business on the tenth day following the date on which timely notice was mailed or public announcement of the date of the 2007 Annual Meeting of Stockholders is first made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. iPCS hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., General Counsel and Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Edmund L. Quatmann, Jr.
Vice President, General Counsel and Secretary
September 6, 2006
Schaumburg, Illinois

ANNEX A

iPCS, INC.

AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL

1.1          Purpose.   The iPCS, Inc. 2004 Long-Term Incentive Plan (the “Plan”) has been established by iPCS, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2          Participation.   Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3          Operation, Administration, and Definitions.   The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2

OPTIONS AND SARS

2.1          Definitions.

(a)        The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)        A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 5.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2          Exercise Price.   The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price of an incentive stock option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3          Exercise.   An Option and an SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4          Payment of Option Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)        Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)        Subject to applicable law, the Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided that, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date.

(c)        Subject to applicable law and the procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5          No Repricing.   Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

2.6          Grants of Options and SARs.   An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.)  If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

2.7          Required Notice of ISO Share Disposition.   Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the ISO.

2.8          Ten Percent Shareholders.   Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the option period shall not exceed five years from the Date of Grant of such Option and the Exercise Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

SECTION 3

FULL VALUE AWARDS

3.1          Definition.   A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)        The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)        The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)        The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

3.2          Restrictions on Awards.   The Committee may designate a Full Value Award granted to any Participant as Performance-Based Compensation. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on the Performance Measures selected by the Committee. For Awards under this Section 3 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4

CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as Performance-Based Compensation. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more Performance Measures, as selected by the Committee. For Awards under this Section 4 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 5

OPERATION AND ADMINISTRATION

5.1          Effective Date.   The Plan shall be effective as of the effective date of the Company’s plan of reorganization (the “Effective Date”). In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

5.2          Shares and Other Amounts Subject to Plan.   The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)        The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)        Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,750,000 shares of Stock.

(c)        To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d)        Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i)       To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)     If the exercise price of any Option granted under the Plan or any Prior Plan, or the tax withholding obligation with respect to any Award granted under the Plan or any Prior Plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(e)        Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

(i)       The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,750,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(ii)     The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)    The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3.1 (relating to Full Value Awards) shall be 625,000 shares.

(iv)     For Full Value Awards that are intended to be Performance-Based Compensation, no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this paragraph (iv) that are intended to be Performance-Based Compensation shall be subject to the following:

(A)       If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)       If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(v)      For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any performance period shall equal $200,000 multiplied by the number of calendar months included in that performance period; provided that Awards described in this paragraph (v) that are intended to be Performance-Based Compensation, shall be subject to the following:

(A)       If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)       If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)         In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

5.3          Performance-Based Compensation.   Any Award under the Plan which is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code section 162(m) as may be determined by the Committee.

(a)      “Performance Measures” may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index.

(b)      The terms of any such Award may provide that partial achievement of the Performance Measures may result in a payment or vesting based upon the degree of achievement.

(c)      In establishing any Performance Measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable Performance Measure.

5.4          General Restrictions.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)      Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)      To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.5          Tax Withholding.   All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.6          Grant and Use of Awards.   In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.5 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.

5.7          Dividends and Dividend Equivalents.   An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

5.8          Privileges of Stock Ownership.   Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

5.9          Settlement of Awards.   The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

5.10       Transferability.   Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.11       Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.12       Agreement With Company.   An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.13       Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.14       Gender and Number.   Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.15       Limitation of Implied Rights.

(a)      Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)      The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.16       Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.17       Payments to Persons Other Than Participants.   If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

5.18       Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

5.19       Severability.   If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 6

CHANGE IN CONTROL

6.1          Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

(a)  If a Participant who is employed by (or a director of  or consultant to) the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Options, all such

Options (regardless of whether in tandem with SARs) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option following such Change in Control shall be fully vested upon exercise.

(b)  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding SARs, all such SARs (regardless of whether in tandem with Options) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or stock acquired by the Participant under such SAR following such Change in Control shall be fully vested upon exercise.

(c)  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more Full Value Awards or Cash Incentive Awards, such Awards shall become fully vested on the date of the Change in Control; provided that, if the amount of the award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

SECTION 7

COMMITTEE

7.1          Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board and, at any time after the common equity securities of the Company are publicly traded, shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2          Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:

(a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards.

(b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3          Delegation by Committee.   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4          Information to be Furnished to Committee.   The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5          Committee Liability.   No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

SECTION 8

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement or cancel any Award thereto for granted, prospectively or retroactively, provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided, that the provisions of subsection 2.5 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and further provided, that no such amendment or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)    Award.   The term “Award” means any, individually or collectively, award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b)   Board.   The term “Board” means the Board of Directors of the Company.

(c)    Change in Control.   Except as otherwise provided by the Committee in an Award Agreement, the term “Change in Control” shall be as defined in the Indenture dated April 30, 2004, among iPCS Escrow Company, a Delaware corporation, iPCS, Inc., each of the Guarantors (as defined therein) and U.S. Bank National Association, a national banking association, as Trustee, as in effect as of the Effective Date (the “Indenture”); provided however, that for purposes of this Change in Control definition, a “Permitted Holder” (as defined in the Indenture) shall not include (i) Sprint Corporation and its Affiliates (as defined in the Indenture), or (ii) any Sprint PCS Affiliate and its Affiliates (as defined in the Indenture).

Notwithstanding the foregoing, a public offering of common stock by the Company pursuant to a registration statement shall not constitute a Change in Control.

(d)   Code.   The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)   Eligible Individual.   For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award, other than an ISO, may be granted to an employee, consultant, director or other person providing services, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, in connection with hiring, retention or otherwise, prior to the date such individual (or entity) first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date such individual (or entity) first performs such services. With respect to any director (a “Designated Director”) who is (i) designated or nominated to serve as a director by a stockholder of the Company and (ii) an employee of such stockholder of the Company (the “Employing Stockholder”), then, at the irrevocable election of the Employing Stockholder, the “Eligible Individual” for purposes of the grant of Awards under the Plan on behalf of the service of the Designated Director shall be the Employing Stockholder (or one of its affiliates). To the extent such election is made, the Designated Director shall have no rights hereunder as a Participant with respect to such Award.

(f)    Fair Market Value.   Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)    If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the ‘Fair Market Value’ as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)   If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the closing price for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service.

(iii)  If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(iv)  Notwithstanding the foregoing, the Fair Market Value for awards granted as of the Effective Date shall be as determined in good faith by the Committee.

(g)   Performance-Based Compensation.   The term “Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder.

(h)   Subsidiary.   The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(i)    Stock.   The term “Stock” means shares of common stock, par value $0.01, of the Company.

ANNEX B

HORIZON PCS, INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1          Purpose.   The Horizon PCS, Inc. 2004 Stock Incentive Plan (the “Plan”) was established by Horizon PCS, Inc. and has been assumed by iPCS, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, as defined in Section 8(i), including the growth in value of the Company’s equity and enhancement of long-term shareholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”).

1.2          Participation.   Subject to the terms and conditions of the Plan, the Committee (as defined in Section 6) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 8(f) (including transferees of Eligible Grantees to the extent the transfer is permitted by the Plan and the applicable Award Agreement, as defined in Section 4.10), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3          Operation, Administration, and Definitions.   The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARs

2.1          Definitions.

(a)       The grant of an “Option” entitles the Participant to purchase shares of Stock at an “Exercise Price” established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b)       A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 8(g)) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2          Exercise Price.   The Exercise Price of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

2.3          Exercise.   An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that unless otherwise provided in a Participant’s Award Agreement, if a Participant shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised an Option or SAR, to the extent that the Participant’s right to exercise such Option or SAR had accrued pursuant to this Section 2 of the Plan at the time of his death and had not previously been exercised, the Option or SAR may be exercised (subject to the condition that no Option or SAR shall be exercisable after the Expiration Date, as defined in Section 2.6 below) at any time within one (1) year after the Participant’s death, by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by bequest or inheritance. No Option may be exercised after the Expiration Date (as defined in Section 2.6 below) applicable to that Option.

2.4          Payment of Option Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)       Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b)       The Exercise Price shall be payable in cash or by tendering (either by actual delivery of shares or by attestation) shares of Stock that are acceptable to the Committee, have been held by the Participant for at least six months, and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash, shares, or attested shares, as determined by the Committee.

(c)       To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5          Settlement of Award.   Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

2.6          Expiration Date.   The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the ten-year anniversary of the date on which the Option is granted; and further provided that an Option may be terminated earlier than its Expiration Date in accordance with the terms of this Plan or the Award Agreement evidencing the Option.

SECTION 3

OTHER STOCK AWARDS

3.1          Definitions.   The term “Other Stock Awards” means any of the following:

(a)       A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b)       A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)       A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2          Restrictions on Stock Awards.   Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a)       Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)       The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other objectively measurable factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1          Effective Date; Duration.   The Plan became effective as of October 1, 2004 (the “Effective Date”). The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than ten years from the Effective Date.

4.2          Awards Subject to Plan.   Awards granted under the Plan shall be subject to the following:

(a)       Subject to adjustment as provided in the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 762,227 shares of Stock, all of which may be issued upon the exercise of ISOs, and no Participant may be issued Awards covering more than 386,250 shares of Stock in any one calendar year. Subject to the iPCS, Inc. stockholder approval of the amendment to the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan at the 2006 iPCS, Inc. Annual Meeting of Stockholders, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be reduced to 551,000 shares of Stock.

(b)       To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

(c)       Unless otherwise determined by the Committee, if the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, both (a) the number and kind of shares of Company stock available under the Plan and not then subject to outstanding Awards, and (b) the number and kind of shares set forth as a limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Unless otherwise provided in a Participant’s Award Agreement, and subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share provided under the terms of each such Award, may, at the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARs and Stock Awards.

(d)       Unless otherwise provided in a Participant’s Award Agreement, if the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under subsection 4.2(d)(i), as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under subsection 4.2(d)(i); (B) if Options or other Awards have not already become exercisable under Section 5 hereof, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan (including Section 5 hereof) or his or her individual Award Agreement; provided, further, that in the case of an in-the-money Option or SAR, any such cancellation pursuant to this Section 4.2(d) shall be contingent upon the payment to the affected Participants of an amount in cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the per-share exercise price of such Option or SAR, multiplied by the number of shares of Stock subject to the Option or SAR. No payments will be made for out-of-the-money Options or SARs that are cancelled under this provision.

(e)       In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same: number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(f)        Any adjustments pursuant to Section 4.2(d) shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

(g)       Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

(h)       The grant of any Award pursuant to this Plan shall not affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock. If any action described in the preceding sentence results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall only be entitled to the whole number of shares resulting from such adjustment.

4.3          General Restrictions.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)       Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4          Tax Withholding.   All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

4.5          Use of Shares.   Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6          Dividends and Dividend Equivalents.   An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7          Payments.   Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8          Transferability.   Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9          Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10       Agreement with Company.   An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11       Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12       Gender and Number.   Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13       Limitation of Implied Rights.

(a)       Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)       The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary, or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

(c)       The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

4.14       Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

4.15       Forfeiture.   Notwithstanding anything in the Plan to the contrary, and unless otherwise specifically provided in an Award Agreement, all unvested Awards shall be forfeited upon termination of employment or service for any reason, subject to acceleration of vesting in the event of a Change in

Control as provided in Section 5 and subject to any provisions contained in an Award Agreement providing for the acceleration of vesting in the event of the Participant’s death, disability, or retirement.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of Section 4.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 8(d), the Committee may elect to permit one or more of the following:

(a)    All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)   All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)    All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 6

COMMITTEE

6.1          Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist of at least one member of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The composition of the Committee shall comport with all applicable law and the rules of any exchange or quotation system upon which the Stock is traded.

6.2          Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:

(a)       Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)       To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)       The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the term; and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)       Any interpretation of the Plan by the Committee or any decision made by it under the Plan is final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

6.3          Information to be Furnished to Committee.   The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

(a)   The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval:

(i)    any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii)   any change in the class of persons eligible to receive ISOs under the Plan; or

(iii)  any other amendment to the Plan that would require approval of the Company’s shareholders under applicable law, regulation, rule, or listing standard of any exchange or automatic quotation system.

Notwithstanding any of the foregoing, adjustments pursuant to Paragraphs (c) and (d) of Section 4.2 shall not be subject to the limitations set forth above in Paragraphs (a)(i) and (a)(ii) of this Section 7.

(b)   Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

SECTION 8

DEFINED TERMS

Except as otherwise provided in a Participant’s Award Agreement, in addition to the other definitions contained herein, the following definitions shall apply:

(a)    Affiliated Company.   The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b)   Award. The term   “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c)    Board.   The term “Board” shall mean the Board of Directors of the Company.

(d)   Change in Control. The term “Change in Control” shall mean:

(i)      The acquisition by any individual, entity or group constituting a “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Apollo Investment Fund IV, LP or its affiliated entities) of “beneficial ownership” (as that term is defined by Rule 13d 3 under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 8(d), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by arty employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 8(d)(ii)(A), 8(d)(ii)(B) and 8(d)(ii)(C);

(ii)     Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)    Approval by the shareholders and the start of effectuation of a complete liquidation or dissolution of the Company.

(e)    Code.   The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)    Eligible Grantee.   With respect to Awards other than ISOs, the term “Eligible Grantee” shall mean any employee, consultant or director of the Company or a Subsidiary. With respect to

ISOs, the term “Eligible Grantee” shall mean any employee of the Company, a Subsidiary (but only within the meaning of Section 424 of the Code), and a Parent. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

(g)    Fair Market Value.   For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply, except as otherwise determined by the Committee:

(i)      With respect to certain designated Options to be granted to management of the Company as agreed to by the Company and the Official Bondholders Committee in the Chapter 11 Case, the “Fair Market Value” shall equal the average closing price for the Company’s Stock during the first twenty days after the first day of trading of the Company’s Stock on either a national securities exchange or the Nasdaq stock market or as reported on the Nasdaq OTC Bulletin Board Service, the National Quotation Bureau, Incorporated, or a comparable service.

(ii)     If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on the first business day prior to that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(iii)    If sale prices are not available, or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on the first business day prior to that date, as reported on the Nasdaq OTC Bulletin Board Service, the National Quotation Bureau, Incorporated, or a comparable service.

If paragraphs (i), (ii) or (ii) above are for any reason inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(h)   Parent.   The term “Parent” means any present or future parent corporation of the Company within the meaning of Section 424(e) of the Code.

(i)    Subsidiary.   The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

(j)     Stock.   The term “Stock” shall mean shares of common stock of the Company.

SECTION 9

GOVERNING LAW

Except to the extent governed by the General Corporation Law of Delaware, this Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

Please Mark Here for Address Change or Comments
☐
SEE REVERSE SIDE
1.	Election of Directors. Nominees:

01 Timothy M. Yager 02 Timothy G. Biltz 03 Jeffrey W. Jones 04 Robert A. Katz 05 Ryan L. Langdon 06 Richard S. Parisi 07 Kevin M. Roe

FOR all nominees listed (except as indicated)* ☐		WITHHOLD AUTHORITY for all nominees listed ☐

*	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT INDIVIDUAL’S NAME.

2.	Approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 500,000 shares of common stock that may be issued as awards under the plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	Approval of the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

5.	The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company’s Annual Report for the fiscal year ended September 30, 2005 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature   ______________________________________

Signature   ______________________________________

Date   __________________________________________

Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

iPCS, INC.

The undersigned stockholder(s) of iPCS, Inc., a Delaware corporation (“iPCS”), hereby appoints Timothy M. Yager, Stebbins B. Chandor, Jr. and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $0.01 per share, of iPCS which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iPCS, to be held at The Chatham Conference Center, located on the lower level at 1901 N. Roselle Road, Schaumburg, Illinois, on September 28, 2006 and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Annual Meeting”), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

iPCS, Inc.
P.O. Box 11327
New York, NY 10203-0327

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your iPCS, Inc. account online.

Access your iPCS, Inc. stockholder account online at http://www.stockbny.com.

The Bank of New York, Transfer Agent for iPCS, Inc., now makes it easy and convenient to get current information on your stockholder account.

•              View account status

•              View certificate history

•              View book-entry information

•              Make address changes

•              Obtain a duplicate 1099 tax form

•              Establish/change your PIN